UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2008

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-461-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2008, Integra Bank Corporation (the "Company") and Archie M. Brown, Jr., Executive Vice President, Commercial and Consumer Banking agreed to the terms of Mr. Brown's resignation of his positions with the Company effective immediately. The Company expects that the functions previously performed by Mr. Brown will be performed by the Company's other executive officers.

The Company and Mr. Brown entered into a Separation and Release Agreement by which the Company and Mr. Brown agreed on the terms of his separation and modified the restrictive covenants in Mr. Brown's Employment Agreement. There are no new material compensation arrangements that will be paid to Mr. Brown. The foregoing summary of the Separation and Release Agreement is qualified by reference to the full text of the agreement which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

10.1 Separation and Release Agreement between Integra Bank Corporation and Archie M. Brown, Jr. dated July 22, 2008.

Certain statements made may constitute "forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this filing, the words "may", "should", "would", "anticipate", "expect", "plan", "believe", "intend", and similar expressions identify forward-loking statements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

July 24, 2008	By:	Michael T. Vea

Name: Michael T. Vea
Title: Chairman of the Board, President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Separation and Release Agreement between Integra Bank Corporation and Archie M. Brown, Jr. dated July 22, 2008.